EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



      We consent to the incorporation by reference in Registration Statements Nos. 333-09797 and 333-36845 of Cylink Corporation, on Form S-8 of our report dated February 6, 2001 (which expresses an unqualified opinion and includes an explanatory paragraph regarding a going concern uncertainty) appearing in this Annual Report on Form 10-K of Cylink Corporation for the year ended December 31, 2000.


      /s/ DELOITTE & TOUCHE LLP

      Deloitte & Touche LLP
      San Jose, California
      March 29, 2001


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